UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 17, 2006
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Robert S. Kerr Avenue,
Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 7.01	Regulation FD Disclosure

On April 17, 2006, Kerr-McGee Corporation issued a press release announcing that it will hold a conference call on Thursday, May 4, 2006, at 10:00 a.m. (EDT) to discuss its first-quarter 2006 financial and operating results and expectations for the future. Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 1-888-482-0024 in the United States or 1-617-801-9702 outside the United States. The password for both dial-in numbers will be “Kerr-McGee”. The press release is attached hereto as an exhibit and is incorporated by reference herein.

At 10:00 a.m. (EDT) on May 4, 2006, Kerr-McGee will make available on its website at www.kerr-mcgee.com a table providing Projected Daily Average Production Volumes and a table containing Oil and Gas Derivatives information as of May 2006. To access the tables, select “Investor Relations” and “Guidance”.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits 99.1 Press Release dated April 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: April 17, 2006